SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):  January 24, 2007

                          CYGNI INVESTMENTS, INC.
             (Exact Name of Registrant as Specified in Charter)


          NEVADA                    000-31165                88-0442584
(State or Other Jurisdiction       (Commission              (IRS Employer
     of Incorporation)             File Number)          Identification No.)


3857 Birch Street, #606, Newport Beach, CA                          92660
 (Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (949) 644-0095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Change in Registrant's Certifying Accountant

     On January 24, 2007, Cygni Investments, Inc.(the "Company") received a letter in the mail from Chisholm, Bierwolf & Nilson, LLC ("Chisholm"), the Company's independent registered public accounting firm, stating that Chisholm would cease to act as the Company's independent registered public accounting firm effective January 10, 2007.

     The reports of Chisholm with respect to the Company's financial statements for the fiscal years ended December 31, 2005 and 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     Since appointment as the Company's independent auditors through the date of this report, there were no disagreements between the Company and Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Chisholm, would have caused Chisholm to make reference to the subject matter of the disagreements in connection with its report on the Company's financial statements for such years.

     At this time the Company has decided not to engage a new auditor. Instead it intends to prepare financial statements for its annual reports and to file the financial statements without audit so long as it meets the requirements of Rule 3-11 of Regulation S-X.

     The Company has provided Chisholm with a copy of the foregoing disclosure and has requested that Chisholm furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. When the letter is received it will be filed with an amendment to this Form 8-K.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Cygni Investments, Inc.

Date:  January 30, 2007                 By /s/ Carl Suter
                                           Carl Suter, President




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